Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Amendment No. 3 to this Registration Statement on Form S-1 (No. 333-142625) of our report dated April 27, 2007, relating to the financial statement of Roman's Paperboard and Packaging Business, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario

October 10, 2007